UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARES ACQUISITION CORPORATION III

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1929025
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Ares Management LLC 245 Park Avenue, 44th Floor New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-tenth of one redeemable warrant	New York Stock Exchange
Class A ordinary shares included as part of the units	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-296746

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-tenth of one redeemable warrant, the Class A ordinary shares and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment), of Ares Acquisition Corporation III, a Cayman Islands exempted company (the “Registrant”), as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally publicly filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2026 (Registration No. 333-296746), including exhibits, and as subsequently amended or supplemented from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference in this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARES ACQUISITION CORPORATION III

Date: June 29, 2026	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Secretary

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